UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

New Credit Facility

On December 20, 2012, Entravision Communications Corporation (the “Company”) entered into a new term loan and revolving credit facility of up to $50.0 million (the “New Credit Facility”) pursuant to a Credit Agreement (the “Credit Agreement”), by and among the Company, certain other persons a party thereto that are designated as a “Credit Party” (as defined in the Credit Agreement), General Electric Capital Corporation (“GE Capital”), as Agent for the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender and such Lenders, and GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner. The Credit Agreement amends and restates that certain credit agreement dated as of July 27, 2010, among the Company, other persons party thereto designated as a credit party, GE Capital as Agent and the lenders party thereto (the “Former Credit Agreement”).

The New Credit Facility described in the Credit Agreement consists of a four-year $20.0 million term loan facility and a four-year $30.0 million revolving credit facility, which revolving credit facility includes a $3.0 million subfacility for letters of credit. In addition, the New Credit Facility provides that the Company may increase the aggregate principal amount of the New Credit Facility by up to an additional $50.0 million, subject to the Company satisfying certain conditions. The New Credit Facility expires on December 20, 2016.

The New Credit Facility is guaranteed on a senior secured basis by all of the Company’s existing and future wholly-owned domestic subsidiaries, which are also the guarantors under the Company’s 8.75% Senior Notes due 2017 (the “Senior Notes”). The New Credit Facility is secured on a first priority basis by the assets of the Company and of the subsidiaries of the Company that are guarantors of the obligations thereunder (the Company and such guarantors are the “Credit Parties”), which also secure the Senior Notes. The Company’s borrowings under the New Credit Facility will effectively rank senior to the Senior Notes upon the terms set forth in that certain Collateral Trust and Intercreditor Agreement, dated July 27, 2010 (the “Intercreditor Agreement”), with Wells Fargo Bank, National Association, as the Trustee under the Indenture, and GE Capital, as the Collateral Trustee and as the administrative agent under the New Credit Facility. The “Indenture” refers to that certain Indenture dated as of July 27, 2010 among the Company, the other persons party thereto that are designated as “Initial Guarantors” and Wells Fargo Bank, National Association, as trustee.

The Company’s borrowings under the New Credit Facility will bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to either: (i) the Base Rate (as defined in the Credit Agreement) plus the Applicable Margin (as defined in the Credit Agreement); or (ii) LIBOR (as defined in the Credit Agreement) plus the Applicable Margin (as defined in the Credit Agreement). As defined in the New Credit Facility, “Applicable Margin” means:

(a) for the period commencing on the Closing Date through the last day of the calendar month during which financial statements for the Fiscal Year ending December 31, 2012 are delivered: (i) if a Base Rate Loan, two and three-quarters percent (2.75%) per annum and (ii) if a LIBOR Rate Loan, three and three-quarters percent (3.75%) per annum; and

(b) thereafter, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin in effect from time to time determined as set forth below based upon the applicable Total Net Leverage Ratio then in effect pursuant to the appropriate column under the table below:

Total Net Leverage Ratio	LIBOR Margin	Base Rate Margin
≥ 5.00 to 1.00	3.75%	2.75%
< 5.00 to 1.00	3.50%	2.50%

Amounts outstanding under the New Credit Facility may be prepaid at the option of the Company without premium or penalty, provided that certain limitations are observed, and subject to customary breakage fees in connection with the prepayment of a LIBOR rate loan. The principal amount of the term loans under the New Credit Facility shall be paid in installments on the dates and in the respective amounts set forth in the Credit Agreement.

Borrowings under the New Credit Facility will be used by the Company to, among other things, be applied to the redemption of $40.0 million of the Senior Notes, provide for working capital and other general corporate purposes of the Company, in each case subject to the terms and conditions set forth in the Credit Agreement.

Subject to certain exceptions, the New Credit Facility contains covenants that limit the ability of the Company and the Credit Parties to, among other things:

•	incur additional indebtedness or change or amend the terms of any senior indebtedness, subject to certain conditions;

•	incur liens on the property or assets of the Company and the Credit Parties;

•	dispose of certain assets;

•	consummate certain mergers, consolidations or sales of substantially all assets;

•	make certain investments;

•	enter into transactions with affiliates;

•	use loan proceeds to purchase or carry margin stock or for any other prohibited purpose;

•	incur certain contingent obligations;

•	make certain restricted payments; and

•	enter new lines of business, change accounting or amend the organizational documents of the Company or any Credit Party in any materially adverse way to the agent or the lenders.

The New Credit Facility also requires compliance with a total net leverage ratio financial covenant (calculated as set forth in the Credit Agreement) in the event that the revolving credit facility is drawn in an amount in excess of $3 million, net of certain letter of credit obligations.

The New Credit Facility also provides for certain customary events of default, including the following:

•	default for three (3) business days in the payment of interest on borrowings under the New Credit Facility when due;

•	default in payment when due of the principal amount of borrowings under the New Credit Facility;

•

failure by the Company or any Credit Party to comply with the negative covenants, financial covenants, and certain other covenants relating to maintenance of customary property insurance coverage, maintenance of books and accounting records and permitted uses of proceeds from borrowings under the New Credit Facility, each as set forth in the Credit Agreement;

•

failure by the Company or any Credit Party to comply with any of the other agreements in the Credit Agreement and related loan documents that continues for thirty (30) days (or ten (10) days in the case of certain financial statement delivery obligations) after officers of the Company first become aware of such failure or first receive written notice of such failure from any lender;

•

default in the payment of other indebtedness if the amount of such indebtedness aggregates to $5.0 million or more, or failure to comply with the terms of any agreements related to such indebtedness if the holder or holders of such indebtedness can cause such indebtedness to be declared due and payable;

•	failure of the Company or any Credit Party to pay, vacate or stay final judgments aggregating over $5.0 million for a period of thirty (30) days after the entry thereof;

•	certain events of bankruptcy or insolvency with respect to the Company or any Credit Party;

•	certain change of control events;

•	the revocation or invalidation of any agreement or instrument governing the Senior Notes or any subordinated indebtedness, including the Intercreditor Agreement; and

•	any termination, suspension, revocation, forfeiture, expiration (without timely application for renewal) or material adverse amendment of any material media license.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above relating to the New Credit Facility is incorporated by reference herein.

Item 8.01.	Other Events.

On December 21, 2012, the Company issued a press release announcing its entry into the New Credit Facility. A copy of that press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits

99.1	Press Release issued by Entravision Communications Corporation on December 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: December 21, 2012	By:	/s/ Walter F. Ulloa
Name: Walter F. Ulloa
Title: Chairman and Chief Executive Officer